Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION

PURSUANT TO SECTION 265 OF THE

DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is Florida

2.) The jurisdiction immediately prior to filing this Certificate is Florida.

3.) The date the Non-Delaware Corporation first formed is June 16 , 2008.

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Alchemical Capital Corp.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Advanced Water Technology Holdings, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 24th day of  November, A.D. 2010.

By:	/s/ Basilio Chen

Name:	Basilio Chen
Print or Type

Title:	Chairman/CEO
Print or Type

STATE of DELAWARE

CERTIFICATE of INCORPORATION
A STOCK CORPORATION

• First: The name of this Corporation is Advanced Water Technology Holdings, Inc.

• Second: Its registered office in the State of Delaware is to be located at 1209 North Orange Street, in the City of Wilmington County of New Castle Zip Code 1980 ..

The registered agent in charge thereof is CT Corporation.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

• Fourth: The amount of the total stock of this corporation is authorized to issue is ___________ shares (number of authorized shares) with a par value of __________ per share. (See attached Exhibit A)

• Fifth: The name and mailing address of the incorporator are as follows:
Name Basilio Chen

Mailing Address 1001 Bayhill Drive, 2nd Floor

San Bruno, CA     Zip Code 94066

• I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 24th day of  November, A.D. 2010.

By:	/s/ Basilio Chen
(Incorporator)

Name:	Basilio Chen
(type or print)

	EXHIBIT A

AUTHORIZED SHARES	NUMBER	PAR VALUE

Common Stock	75,000,000	$.0001

Preferred Stock	25,000,000	$.0001